Filed pursuant to Rule 424(b)(5)
Registration No. 333-227683

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 16, 2018

Preliminary Prospectus Supplement

(to Prospectus dated October 17, 2018)

Up to 2,500,000 Shares of Common Stock

We are offering 2,500,000 shares of our common stock, no par value per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the NASDAQ Capital Market under the symbol “FUV”. The last reported sale price of our common stock on November 15, 2018 was $2.98 per share. The offering price per share of common stock will be the higher of $3.00 or the closing price of our common stock on the NASDAQ Capital Market on November 16, 2018.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, as computed within sixty (60) days prior to the date of this prospectus supplement, was $35,739,673, based on 14,027,441 shares of our common stock outstanding, of which 8,122,653 shares were held by non-affiliates, both measured as of November 15, 2018, and the last reported sale price of our common stock on September 17, 2018. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we did not sell any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and beginning on page 4 of the accompanying prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is       , 2018.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

On October 3, 2018, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3. That registration statement was declared effective on October 17, 2018.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement or the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we”, “us”, “our”, “the Company”, and “Arcimoto” refer to Arcimoto, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Our Company

Overview

Arcimoto’s mission is to help catalyze the shift to a sustainable transportation system. Since our incorporation in November 2007, we have been engaged primarily in the design and development of ultra-efficient three-wheeled electric vehicles. Over the course of our first ten years, we designed, built and tested eight generations of prototypes, culminating in the Fun Utility Vehicle®, or FUV.

The FUV is a pure electric solution that we estimate is approximately a quarter of the weight, takes up a third of the parking space of and is more efficient than the average passenger car in the United States. We anticipate offering the FUV with several option packages to meet the needs of a variety of customers. We believe that small Retail Series FUV production will commence by early 2019. As of September 30, 2018, we had 3,018 pre-orders for our Retail Series FUV.

Recent Developments

On October 27, 2018, we opened our first customer experience and rental location in Eugene, Oregon and plan to open a second rental location in San Diego, California. We used the Eugene rental facility primarily as a test bed for developing the rental operations. The Eugene rental facility allowed prospective customers to rent an FUV without the pressures typical of the traditional sales process. We learned a great deal from this short-term test that we believe will help us refine our rental operations in preparation for a planned reopening of the Eugene rental facility and potential launch of the San Diego rental operation after Retail FUV production has commenced.

Corporate History and Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Ave., Eugene, Oregon 97402, and our phone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

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The Offering

Issuer common stock	Up to 2,500,000 shares of common stock

Common stock outstanding before this offering (1)	14,027,441 shares.

Common stock to be outstanding after this offering (1)	16,527,441 shares.

Manner of offering	We are offering up to 2,500,000 shares of our common stock directly to investors without the assistance of a sales agent, although we reserve the right to engage a sales agent. See “Plan of Distribution” on page S-9.

Offering price per share	The offering price per share will be the higher of $3.00 or the closing price of our common stock on the NASDAQ Capital Market on November 16, 2018.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including to cover our operating expenses and offering costs. See “Use of Proceeds” on page S-8.

NASDAQ Capital Market symbol	Our common stock is quoted and traded on the NASDAQ Capital Market under the symbol “FUV”.

Risk factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 4 of the accompanying prospectus and in the documents incorporated herein and therein by reference.

(1)	The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 14,027,441 shares outstanding as of November 15, 2018. The number of shares outstanding as of November 15, 2018, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	592,000 shares of our common stock issuable upon the exercise of options outstanding under our 2018 Omnibus Stock Incentive Plan, with a weighted average price of $4.33 per share;

●	854,528 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, with a weighted average price of $2.52 per share;

●	893,004 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, with a weighted average price of $0.60 per share;

●	408,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 91,216 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan;

●	122,238 shares of common stock issuable upon the exercise of underwriter warrants issued in connection with our September 2017 Regulation A offering, with a price of $7.475 per share;

●	47,000 shares of our common stock issuable upon the exercise of warrants issued to certain of our vendors, with a weighted average price of $3.20 per share; and

●	2,000,000 shares of Class C Preferred Stock issued on November 15, 2018, and convertible into 2,000,000 shares of common stock, upon approval of an amendment to our Second Amended and Restated Certificate of Incorporation of Arcimoto, Inc., increasing the number of our authorized and unissued shares of common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus supplement, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering, our Developing Growth Strategy, and Ownership of Our Common Stock

We may not sell all of the common stock we are offering, and we may not raise enough capital from the sale of our common stock to address our short-term cash flow needs or adequately fund and execute our developing growth strategy.

There is no minimum amount of our common stock we must sell in this offering. Accordingly, investors will bear the risk that we will accept subscriptions for far less than the maximum amount of shares offered. In that event, we will be unable to successfully complete all of the anticipated uses of the net proceeds of this offering. The financial notes to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, contain an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern and the depletion of our cash as of approximately the end of November 2018. If we raise less funds than planned, we might not be able to address our short-term cash flow needs and continue operations. Even if we can continue our operations, if we raise less funds than planned, we might be unable to execute our developing growth strategy as planned and our prospects, business, financial condition, and results of operations could be adversely affected, all of which would have a negative impact the return on your investment in our common stock.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our securities. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing shareholders, or at a price per share that is less than the price per share paid by investors in this offering, which could adversely affect the market price of shares of our common stock and our business.

We will require additional financing to fund future operations, including our research, development, sales and marketing activities. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, we may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. Additionally, if we raise additional funds by issuing equity securities, the percentage ownership of our current shareholders will be reduced, and, if the equity securities issued are preferred shares, the holders of the new preferred shares may have rights superior to those of our existing securityholders, which could adversely affect rights of our existing securityholders and the market price of our common stock. If we raise additional funds by issuing debt securities, the holders of those debt securities would have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

S-3

We may not have an adequate number of shares of common stock authorized to enable us to complete future equity financing transactions, which may adversely affect our ability to grow and develop the Company.

We are authorized to issue 20,000,000 shares of common stock, of which 16,027,441 shares were outstanding on November 14, 2018. At November 14, 2018, we had reserved 2,508,770 shares of common stock for issuance upon exercise of our outstanding options and warrants. In addition, at such date, we had 408,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 91,216 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan. If all of these securities were exercised, the total number of shares of our common stock that we would be required to issue would have been 3,019,982, which in addition to the 16,027,441 shares outstanding, would leave 952,577 authorized but unissued shares of common stock.

Due to the Company’s insufficient authorized shares of common stock for a meaningful offering of common stock, on November 15, 2018, Arcimoto entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mark Frohnmayer, our President, Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the Exchange Agreement, Mr. Frohnmayer exchanged 2,000,000 of his shares of our common stock for 2,000,000 shares of our newly created Class C preferred stock (the “Class C Preferred Stock”).  The Class C Preferred Stock will automatically convert into 2,000,000 shares of common stock upon the filing of an amendment to our Second Amended and Restated Articles of Incorporation (our “Restated Articles”) that increases our authorized shares of common stock. Following the exchange of shares, and assuming all shares are sold in this offering, we will only have 452,577 authorized but unissued shares of common stock available, taking into account the exercise of our outstanding options and warrants and shares reserved for issuance under our stock plans as of November 14, 2018.

As a result of our limited number of our authorized and unissued shares of common stock, we may have insufficient shares of common stock available to issue in connection with any future equity financing transactions we may seek to undertake. Accordingly, we will likely be required to take steps at an annual or special meeting of shareholders to seek approval of an increase in the number of our authorized shares of common stock. Until we increase the number of authorized shares available for issuance, we may not be able to raise additional capital following this offering, which may materially and adversely affect our ability to grow and develop the Company.

If we are unable to effectively implement or manage our developing growth strategy, our operating results and financial condition could be materially and adversely affected.

As part of our developing growth strategy, we may modify our distribution channels and engage in strategic transactions with third parties or open rental locations, open new retail, manufacturing, research or engineering facilities, expand our existing facility, add additional product lines or expand our businesses into new geographical markets. For example, we opened our first customer experience and rental location in Eugene, Oregon in October 2018 and plan to open a second rental location in San Diego, California, in the coming months, which is a new business model for us. There is a range of risks inherent in such a strategy that could adversely affect our ability to successfully achieve these objectives, including, but not limited to, the following:

●	our inability to pay the leasing costs associated with our rental facilities in the near term;

●	the potential failure to successfully operate rental locations (including challenges we may face from the insurance industry) or integrate a rental vehicle business into our existing infrastructure;

●	an inability to attract and retain the customers, employees, suppliers and/or marketing partners of a rental business;

●	the uncertainty that we may not be able to generate, anticipate or meet consumer demand for our FUVs;

●	the potential disruption of our business;

●	the increased scope and complexity of our operations could require significant attention from management and impose constraints on our operations or other projects;

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●	inconsistencies between our standards, procedures and policies and those of new rental facilities and costs or inefficiencies associated with the integration of our operational and administrative systems if necessary;

●	unforeseen expenses, delays or conditions, including the potential for increased regulatory compliance or other third-party approvals or consents, or provisions in contracts with third parties that could limit our flexibility to take certain actions;

●	the costs of compliance with local laws and regulations and the implementation of compliance processes, as well as the assumption of unexpected labilities, litigation, penalties or other enforcement actions;

●	the uncertainty that new product lines will generate anticipated sales;

●	the uncertainty that new rental or retail businesses will achieve anticipated operating results;

●	our cost reduction efforts might not be successful;

●	the difficulty of managing the operations of a larger company; and

●	the difficulty of competing for growth opportunities with companies having greater financial resources than we have.

Any one of these factors could impair our growth strategy, result in delays, increased costs or decreases in the amount of expected revenues derived from our growth strategy and could adversely impact our prospects, business, financial condition or results of operations.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the common stock.

In the future, the Company may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of its present shareholders. The Company is currently authorized to issue an aggregate of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of November 15, 2018, there were 14,027,441 shares of common stock outstanding and 2,508,770 shares of common stock underlying our outstanding options and warrants. In addition, pursuant to the November 2018 Exchange Agreement with Mr. Frohnmayer, his 2,000,000 shares of Class C Preferred Stock will automatically convert into 2,000,000 shares of common stock upon the filing of an amendment to our Restated Articles that increases our authorized shares of common stock. The Company may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of common stock may create downward pressure on the trading price of the common stock. There can be no assurance that the Company will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the offering price of the shares of common stock in this offering.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to generate sufficient cash flow by the end of November 2018 to fund our capital expenditure requirements and continue operations;

●	our ability to identify financing sources in the short-term on terms favorable to our Company;

●	our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;

●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;

●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;

●	our ability to effectively execute our business plan and growth strategy;

●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility;

●	our dependence on our suppliers;

●	the volatility of our stock price;

●	changes in consumer demand for, and acceptance of, our products;

●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;

●	changes in the competitive environment, including adoption of technologies and products that compete with our products;

●	our ability to generate consistent revenues;

●	our ability to design, produce and market our vehicles;

●	our reliance on key personnel;

●	changes in the price of oil and electricity;

●	changes in laws or regulations governing our business and operations;

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●	our ability to obtain and protect our existing intellectual property protections including patents;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets;

●	our ability to maintain our NASDAQ Capital Market listing;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We intend to use the net proceeds, if any, from the sale of our common stock by us under this prospectus supplement for general corporate purposes, including to cover our operating expenses, inventory and offering costs.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts and the timing and progress of any collaborative or strategic partnering efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

DILUTION

Our net tangible book value as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement, was approximately $8,656,000, or $0.62 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the full 2,500,000 shares of common stock being offered in this offering at an assumed offering price of $3.00 per share, which is the potentially higher of the two offering prices in this offering, and after deducting estimated offering expenses payable by us, and as adjusted to give effect to the November 2018 Exchange Agreement, our as-adjusted net tangible book value as of September 30, 2018 would have been approximately $16,100,000, or $0.97 per share of common stock. This represents an immediate increase in the net tangible book value of $0.35 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $2.03 per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed public offering price per share		$3.00
Net tangible book value per share as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement	$0.62
Increase in net tangible book value per share attributable to this offering	$0.35
As adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offering and as adjusted to give effect to the November 2018 Exchange Agreement		$0.97
Dilution per share to new investors purchasing shares in this offering		$2.03

To the extent that any outstanding options or warrants are exercised, new options are issued under our 2018 Omnibus Stock Incentive Plan, 2015 Stock Incentive Plan or Amended and Restated 2012 Employee Stock Benefit Plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

The above discussion and table are based on 14,016,739 shares of common stock outstanding as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement, and excludes the following securities:

●	597,000 shares of our common stock issuable upon the exercise of options outstanding under our 2018 Omnibus Stock Incentive Plan, with a weighted average price of $4.33 per share, as of September 30, 2018;

●	900,472 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, with a weighted average price of $2.51 per share, as of September 30, 2018;

●	893,004 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, with a weighted average price of $0.60 per share, as of September 30, 2018;

●	403,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 72,328 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan, as of September 30, 2018;

●	122,238 shares of common stock issuable upon the exercise of underwriter warrants issued in connection with our September 2017 Regulation A offering, with a price of $7.475 per share;

●	47,000 shares of our common stock issuable upon the exercise of warrants issued to certain of our vendors, with a weighted average price of $3.20 per share; and

●	2,000,000 shares of Class C Preferred Stock issued pursuant to the Exchange Agreement on November 15, 2018, and convertible into 2,000,000 shares of common stock, upon approval of an amendment to our Second Amended and Restated Certificate of Incorporation of Arcimoto, Inc., increasing the number of our authorized and unissued shares of common stock.

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PLAN OF DISTRIBUTION

We may issue and sell up to 2,500,000 shares of our common stock directly to investors, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The form of the subscription agreement is attached as Appendix A to this prospectus supplement. The Company, in its sole discretion, may refuse to accept any subscription agreement by any investor for any reason. We may also suspend or terminate the offering of common stock in our discretion. The offering will terminate on Monday, November 19, 2018, subject to prior termination by us for any reason.

A sale of our stock occurs when we have received a subscription agreement signed by an investor in the form attached as Appendix A to this prospectus supplement. The price per share will be the higher of $3.00 and the closing price of our common stock on the NASDAQ Capital Market on November 16, 2018.

A prospective purchaser should contact us after the market closes prior to Monday, November 19, 2018 and arrange delivery of the subscription agreement. For this purpose, please contact Kaven Bacon, Controller, at (541) 683-6293. The purchaser must deliver to us full payment for the shares purchased either simultaneously with the delivery of the subscription agreement or by 5:00 p.m. EST on November 19, 2018.

We do not intend to engage a sales agent to place shares of our common stock in this offering. However, we reserve the right to engage a sales agent for this offering. If we engage a sales agent, we will prepare a supplement to this prospectus supplement to provide investors with the terms of that engagement.

DESCRIPTION OF OUR COMMON STOCK

Our Restated Articles authorizes the issuance of up to 20,000,000 million shares of common stock, no par value. As of November 15, 2018, there were 14,027,441 shares of common stock outstanding, as well as 2,508,770 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is Computershare, P.O. Box 505000, Louisville, KY 40233 and its telephone number is 800-962-4284.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;

●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or

●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and

●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

S-10

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.

●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.

●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.

●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina, has passed upon the validity of the common stock offered by this prospectus supplement.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

S-11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, or Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, and accompanying prospectus for further information about us and the securities being offered pursuant to this prospectus supplement and accompanying prospectus. Statements in this prospectus supplement and accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 30, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 14, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 14, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on November 16, 2018;

●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 13, September 24, and November 7, 2018; and

●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference in those documents. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-12

Appendix A – Subscription Agreement

SUBSCRIPTION AGREEMENT

Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Arcimoto, Inc., an Oregon corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Shares attached hereto as Annex A (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to investors of up to an aggregate of 2,500,000 authorized and unissued shares (the “Shares”) of its common stock, no par value per share. Each Investor will receive Shares at an offering price equal to the higher of $3.00 or the closing price of our common stock on the NASDAQ Capital Market on November 16, 2018 (the “Purchase Price”). The Purchase Price as of the date of this Agreement is $● per Share.

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to (i) an effective Registration Statement on Form S-3, File No. 333-227683 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) (including the prospectus contained therein) and (2) a preliminary prospectus supplement dated as of November 16, 2018, and any other prospectus supplement we may file with the SEC, containing certain supplemental information regarding the Shares and terms of the Offering that has been or will be filed with the SEC and made available to the Investor.

4. The Company and the Investor agree that at the Closing (as defined in Section 3.1 of Annex A), the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate Purchase Price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex A and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by any placement agent and that there is no minimum offering amount.

5. The Shares purchased by the Investor will be registered directly on the Company’s records in book-entry form through the facilities of The Depository Trust Company’s Direct Registration System (DRS) in accordance with the instructions set forth on the signature page attached hereto.

Annex-1

NO LATER THAN 5:00 P.M. EST ON MONDAY, NOVEMBER 19, 2018, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

[To be separately provided to the Investor]

IT IS THE INVESTOR’S RESPONSIBILITY TO MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT PROVIDE THE REQUIRED INFORMATION FOR DRS SETTLEMENT BY 5:00 P.M. EST ON MONDAY, NOVEMBER 19, 2018, THE SHARES MAY NOT BE DELIVERED TO THE INVESTOR WITHIN THREE TRADING DAYS OR THE INVESTOR MAY BE EXCLUDED FROM PARTICIPATING IN THE OFFERING ALTOGETHER.

6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Company’s common stock (or securities convertible into or exercisable for common stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7. The Investor represents that it has had access to (i) the prospectus, dated Ocotber 17, 2018, which is a part of the Company’s Registration Statement, and the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated November 16, 2018, and the documents incorporated by reference therein, and (iii) any additional prospectus supplement the Company has filed in connection with the Offering with the SEC (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.

8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

Annex-2

Number of Shares:

Aggregate Purchase Price: $____________________

DRS ELECTRONIC BOOK ENTRY CONFIRMATION Delivery Instructions:

Name in which Shares should be issued: ______________________

Tax ID Number for the Investor, if applicable: ______________________

DRS Account Number for the Investor, if applicable: ______________________

Address for Shareholder Communications:

Street: _________________________________________

City/State/Zip: _________________________________

Attention: _____________________________________

Telephone No.: _____________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ●, 2018

INVESTOR

By:

Print Name:

Title:

Agreed and Accepted
this ● day of ●, 2018:

ARCIMOTO, INC.

By:
Title:

Annex-3

ANNEX A

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex A (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares by the Investor (the “Closing”) shall occur within three trading days after the Company has received full payment for the aggregate purchase price of the Shares to be purchased by the Investor, at a place and time to be specified by the Company. At the Closing, the Company shall cause Computershare Trust Company, N.A., the Company’s “Transfer Agent”, to register directly on the Company’s records in book-entry form through the facilities of The Depository Trust Company’s Direct Registration System (DRS) the number of Shares purchased by the Investor as set forth on the Signature Page.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page by 5:00 p.m. EST on Monday, November 19, 2018, and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to Closing.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to Closing.

3.3 Delivery of Funds. The Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor by 5:00 p.m. EST on Monday, November 19, 2018 to the following account designated by the Company:

[To be separately provided to the Investor]

Annex-4

3.4 Delivery of Shares. No later than three trading days after the execution of this Agreement by the Investor and the Company, the Shares will be registered directly on the Company’s records in book-entry form through DRS in accordance with the instructions set forth on the signature page attached hereto.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and (b) in connection with its decision to purchase the Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Company has not authorized anyone to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the base prospectus, the prospectus supplement or any free writing prospectus.

4.3 If the Investor is an officer or director of the Company, or more than 10% shareholder in the Company, the Investor acknowledges and agrees that the Shares delivered may be deemed to be “control securities” under Rule 144 promulgated under the Securities Act and, accordingly, the resale of the Shares may be restricted under Rule 144 and the Shares may be subject to a restrictive legend under the Securities Act. Such Investor shall comply with any insider trading policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers or directors of the Company. The Investor agrees not to sell or otherwise dispose of the Shares in any manner which would constitute a violation of any applicable federal or state securities laws.

4.4 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

Annex-5

4.5 The Investor understands that nothing in this Agreement or the Disclosure Package, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5. Representations, Warranties and Covenants of the Company.

The Company acknowledges, represents and warrants to, and agrees with, the Investors that:

5.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Company is not in violation of any of the provisions of its Second Amended and Restated Articles of Incorporation, as may be amended from time to time (the “Restated Articles”), or its Amended and Restated By-laws (the “Bylaws”) or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Shares and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business or condition (financial and other) of the Company, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

5.2 The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder adopted by the SEC, a “shelf” registration statement on Form S-3 (File No. 333-227683), which became effective on October 17, 2018, including a base prospectus relating to the securities registered pursuant to such registration statement, and such amendments and supplements thereto as may have been required to the date of this Agreement, including but not limited to, the preliminary prospectus supplement dated November 16, 2018.

5.3 All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. All of such outstanding capital stock has been issued in compliance with applicable federal and state securities laws. The issuance and sale of the Shares as contemplated hereby will not obligate the Company to issue shares of common stock or other securities to any other person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

5.4 The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). The Shares are duly authorized and, when issued and paid for in accordance with the applicable transaction documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all encumbrances.

Annex-6

5.5 The execution and delivery by the Company of this Agreement and the issuance and sale of the Shares do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Company’s Restated Articles or the Company’s Bylaws, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party, nor result in the creation or imposition of any encumbrances upon any of the properties or assets of the Company, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

5.6 No approval by the holders of the Company’s common stock or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares.

5.7 No consent, approval, authorization or other order of any governmental authority or any other third party is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares, except for such post-sale filings as may be required to be made with the NASDAQ Capital Market, the SEC and with any state securities regulatory authority, all of which shall be made when required.

6. Survival of Representations, Warranties and Agreements; Third Party Beneficiary.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

Annex-7

7. Notices. All notices or other communications hereunder will be either (i) given in writing and delivered in person, (ii) sent by facsimile, (iii) sent by electronic mail, (iv) sent by overnight courier or (v) sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following address:

(a)	if to the Company, to: Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

Attention: Karen Bacon, Controller

Email: investor@arcimoto.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: W. David Mannheim

Fax: (919) 781-4865

Email: wmannheim@wyrick.com

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

Notice shall be deemed given on (a) the date such notice is personally delivered, (b) three (3) days after the mailing if sent by certified or registered mail, (c) one (1) business day after the date of delivery to the overnight courier if sent by overnight courier, or (d) the date such notice is transmitted by facsimile or electronic mail, if such transmission is prior to 5:00 p.m. Pacific Time on a business day, or the next succeeding business day if such transmission is later.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Oregon, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor.

13. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, shall constitute written confirmation of the Company’s sale of the Shares to such Investor.

Annex-8

Prospectus

$150,000,000 of

Common Stock

Preferred Stock

Debt Securities

Warrants

Units and/or

Rights

We may offer and sell from time to time up to $150,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “FUV”. The last reported sale price of our common stock on September 28, 2018 was $3.70 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

As of September 28, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $30,014,219, which was calculated based on 8,111,951 shares of our outstanding common stock held by non-affiliates and on a price of $3.70 per share, the last reported sale price for our common stock on September 28, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, will include all material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information About Us” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Arcimoto” refer to Arcimoto, Inc.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it might not contain all of the information that is important to you. For a more complete understanding of our Company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 4 and in the documents incorporated by reference into this prospectus.

Our Company

Arcimoto’s mission is to help catalyze the shift to a sustainable transportation system. Since our incorporation in November 2007, we have been engaged primarily in the design and development of ultra-efficient three-wheeled electric vehicles. Over the course of our first ten years, we designed, built and tested eight generations of prototypes, culminating in the Fun Utility Vehicle®, or FUV.

The FUV is a pure electric solution that we estimate is approximately a quarter of the weight, takes up a third of the parking space of and is more efficient than the average passenger car in the United States. We anticipate offering the FUV with several option packages to meet the needs of a variety of customers. We expect retail series FUV production to commence upon compliance validation of the pilot series FUV. As of September 28, 2018, we had 3,017 pre-orders for our retail series FUV.

Corporate Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon Corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Ave., Eugene, Oregon 97402, and our phone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this Registration Statement.

Offerings Under This Prospectus

We may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in a certificate of amendment to our Second Amended and Restated Articles of Incorporation, or Restated Articles, relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities (described below) in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

Units

We may issue units consisting of shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; or rights for the purchase of common stock, preferred stock, debt securities or units, in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock, shares of our preferred stock, debt securities or units. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, shares of preferred stock, debt securities or units that may be purchased in connection with each right and the subscription price for the purchase of such common stock, preferred stock, debt securities or units. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or purchasers to purchase any shares of our common stock, preferred stock, debt securities or units not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement related to the rights being offered and the rights agreement that contains the terms of the rights, and the rights certificate. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement containing the terms of the rights and rights certificate we are offering before the issuance of rights.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “FUV”.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks set forth in any prospectus supplement and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;

●	our ability to effectively execute our business plan and growth strategy;

●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility;

●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;

●	our dependence on our suppliers;

●	the volatility of our stock price;

●	changes in consumer demand for, and acceptance of, our products;

●	changes in the competitive environment, including adoption of technologies and products that compete with our products;

●	our ability to generate consistent revenues;

●	our ability to design, produce and market our vehicles;

●	our reliance on key personnel;

●	changes in the price of oil and electricity;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our Company;

●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;

●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;

●	our ability to obtain and protect our existing intellectual property protections including patents;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

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●	interest rates and the credit markets;

●	our ability to maintain our NASDAQ Capital Market listing;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus and the documents that we incorporate by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including to cover our operating expenses and offering costs. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:

●	through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

●	the names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the use of proceeds to us from the sale of the securities;

●	any underwriting discounts, agency fees or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or re-allowed or repaid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain, or otherwise affect the market price of the securities in accordance with applicable law.

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Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the NASDAQ Capital Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the NASDAQ Capital Market, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, warrants, units and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, warrants, units and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

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In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms”, acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

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DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

Our Restated Articles authorizes the issuance of up to 20.0 million shares of common stock, no par value. As of September 28, 2018, there were 16,016,739 shares of common stock outstanding, as well as 2,586,242 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is Computershare, P.O. Box 505000, Louisville, KY 40233 and its telephone number is 800-962-4284.

Preferred Stock

The Company is authorized to issue 5.0 million shares of preferred stock, no par value, of which 1.5 million shares were designated as Series A-1 Preferred Stock. On July 25, 2017, a majority of the Series A-1 Preferred shareholders voted to convert all 1,434,891 issued shares of Series A-1 Preferred Stock to 2,869,782 common shares. As of September 28, 2018, there were no shares of Series A-1 Preferred Stock issued and outstanding.

We may issue shares of our preferred stock from time to time, in one or more series. Under our Restated Articles, our board of directors has the authority, without further action by shareholders, to provide for the issuance of all or any shares of the preferred stock in one or more series and provide that the shares of each such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange, and with such adjustments, if any; (e) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock; or (f) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with the law and the provisions of the Restated Articles.

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If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of amendment to our Restated Articles relating to that series. We will also incorporate by reference into the registration statement, of which this prospectus is a part, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, and delaying or preventing a the completion of a merger, tender offer or other takeover attempt.

All shares of preferred stock offered will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise or exchange of any other securities described in this prospectus.

The Oregon Revised Statutes provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of amendment.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

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●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Each warrant will entitle the holder of the warrant to purchase for cash an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

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●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

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We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.

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The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;

●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

●	the number or a formula for the determination of the number of the rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

●	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

●	the terms of any rights to redeem or call the rights;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the rights;

●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

●	if applicable, a discussion of certain U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to shareholders, persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;

●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or

●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

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Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and

●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.

●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.

●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.

●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 30, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 14, 2018;

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●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 14, 2018;

●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 13 and September 24, 2018; and

●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this Registration Statement.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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2,500,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT